                                                                   EXHIBIT 4.3














                     Protection One Alarm Monitoring, Inc.,
                                    as Issuer


                              Protection One, Inc.
                                       and
                             Security Holdings, Inc.
                                  as Guarantors


               13 5/8% Senior Subordinated Discount Notes Due 2005


                              --------------------


                          Second Supplemental Indenture
                          dated as of October 28, 1996

                                       to

                       Indenture dated as of May 17, 1995

                              --------------------

                      State Street Bank and Trust Company,
                                   as Trustee

            SECOND SUPPLEMENTAL INDENTURE dated as of October 28, 1996, by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company") and SECURITY HOLDINGS, INC., an Oregon corporation ("Security Holdings" and together with the Parent Company, each a guarantor and collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor trustee to The First National Bank of Boston under the Indenture hereinafter referred to (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture (as defined below).

            WHEREAS, Monitoring, the Parent Company, Protection One Alarm Services, Inc., an Oregon corporation ("Services"), A-Able Lock & Alarm, Inc., a Nevada corporation ("A-Able"), and The First National Bank of Boston entered into an Indenture dated as of May 17, 1995 (the "Indenture") providing for the issuance by Monitoring of up to $166,000,000 aggregate principal amount 13 5-8% Senior Subordinated Discount Notes due 2005 (the "Discount Notes"); and

            WHEREAS, in accordance with applicable provisions of the Indenture, each of Services and A-Able was merged into Monitoring;

            WHEREAS, State Street Bank and Trust Company has acquired substantially all of the corporate trust business of The First National Bank of Boston and has thereby become successor trustee under the Indenture;

            WHEREAS, Section 9.01 of the Indenture provides that Monitoring and the Guarantors, in each case when authorized by a resolution of such company's board of directors (or, in the case of a Guarantor, any committee of such company's board of directors duly authorized to act under the Indenture), and the Trustee, at any time and from time to time, may,f without the consent of any Holder, enter into an indenture supplemental to the Indenture for the purpose of, among other things, adding a Note Guarantee;

            WHEREAS, pursuant to said Section 9.01, Metrol Security Services, Inc., a Delaware corporation ("Metrol"), Sonitrol of Arizona, Inc., an Arizona corporation ("Sonitrol"), Monitoring, the Parent Company and the Trustee thereafter entered into a First Supplemental Indenture dated as of July 26, 1996 for the purpose of adding Note Guarantees by Metrol and Sonitrol;

            WHEREAS, in accordance with applicable provisions of the Indenture, Metrol and Sonitrol thereafter were merged into Monitoring;

            WHEREAS, pursuant to Sections 4.21 and 11.05 of the Indenture, Monitoring, the Parent Company and Security Holdings desire to provide for a Note Guarantee of payment of the Securities by Security Holdings;

            WHEREAS, Monitoring and the Guarantors desire among other things to amend the preamble of the Indenture to reflect the addition of Security Holdings as a Guarantor; and

            WHEREAS, all things necessary to make this Second Supplemental Indenture a valid indenture supplemental to the Indenture have been done;

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WIT-
NESSETH:

            For and in consideration of the premises, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                           AMENDMENT OF THE INDENTURE

      A. Preamble. The preamble of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "INDENTURE dated as of May 17, 1995 by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), and SECURITY HOLDINGS, INC., an Oregon corporation ("Security Holdings", and together with the Parent Company, the "Guarantors"), as Guarantors (collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee")."

      B. Note Guarantees. Pursuant to Section 4.21 of the Indenture, Security Holdings hereby provides a Note Guarantee of payment of the Securities by such Restricted Subsidiary pursuant to Article Eleven of the Indenture,

      C. References to Guarantors. Any reference in any Section of the Indenture to the Guarantors or any of them shall be deemed to include Security Holdings.

                                   ARTICLE II
                                  MISCELLANEOUS

I. Execution of Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and shall remain in full force and effect in accordance with its terms.

      A. Responsibility for Recitals. etc. The recitals herein shall be taken as the statements of Monitoring and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

      B. Provisions Binding on Successors. All the covenants and agreements in this Second Supplemental Indenture by Monitoring and the Guarantors shall bind their respective successors and assigns whether so expressed or not.

      C. Governing Law. This Second Supplemental Indenture shall be governed by the internal laws of the State of New York.

      D. Execution and Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

            This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by Monitoring, each of the Guarantors and the Trustee.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                              PROTECTION ONE ALARM MONITORING, INC.


                              By:  JOHN W. HESSE
                                  ------------------------------------
                                   John W. Hesse
                                   Executive Vice President and
                                   Chief Financial Officer

                              PROTECTION ONE, INC.


                              By:  JOHN W. HESSE
                                  ------------------------------------
                                   John W. Hesse
                                   Executive Vice President and
                                   Chief Financial Officer


                              SECURITY HOLDINGS, INC.


                              By:  JOHN W. HESSE
                                  ------------------------------------
                                   John W. Hesse
                                   Executive Vice President and
                                   Chief Financial Officer

                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By:  ANDREW M. SINASKY
                                  ------------------------------------
                                  Name:  Andrew M. Sinasky
                                  Title: Assistant Vice President